EXHIBIT 10.4(e)
AMENDMENT NO. 2 TO MYLAN LABORATORIES INC.
2003 LONG-TERM INCENTIVE PLAN
     This Amendment, dated as of April 3, 2006 is made to the Mylan Laboratories Inc. 2003 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.
     WHEREAS, the Company has previously adopted the Plan and amended the Plan on December 2, 2004;
     WHEREAS, Company wishes to further amend the Plan;
     WHEREAS, the Board has the authority to amend the Plan as set forth in Section 11.16 of the Plan;
     NOW THEREFORE, pursuant to Section 11.16 of the Plan, the Plan is amended as follows effective as of April 1, 2006, subject to shareholder approval at the 2006 annual meeting:
1. Section 2.23 of the Plan is hereby amended in its entirety as follows:
“Performance Goals means any of the following: revenue, economic value added (EVA), operating income, return on stockholders’ equity, return on sales, stock price, earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on capital, return on assets, values of assets, market share, market penetration goals, personnel performance goals, business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities), regulatory compliance goals, international business expansion goals, customer retention goals, customer satisfaction goals, goals relating to acquisitions or divestitures, gross or operating margins, operating efficiency, working capital performance, earnings per share, growth in earnings per share, expense targets and/or productivity targets or ratios. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria, and may be applied to one or more of the Company, a subsidiary, or affiliate, or a division of or strategic business unit of the Company or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Committee shall have the authority to make equitable adjustments to Performance Goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.”
2. The following additional sentence shall be added to the end of Section 7.01 of the Plan:
“With respect to Restricted Share, Restricted Unit Awards and Performance Awards (as set forth in Section 8.01) intended to qualify for the “performance-based” compensation exception contained in Section 162(m) of the Code, the aggregate number of Restricted Shares, Restricted Unit Awards and Performance Awards granted to a single Participant for any performance period shall not exceed 200,000 Shares, subject to adjustment as prescribed in Section 11.08.”
3. Section 10.01 of the Plan is hereby amended in its entirety as follows:
“Eligibility. This Article X is a limited purpose provision that shall apply only in the event the Committee deems it appropriate that the Company’s short-term cash incentives for covered employees (as defined in Section 162(m)) qualify for deductibility under the “performance-based” compensation exception contained Section 162(m). The maximum value of such short-term cash incentive for any covered employee shall not exceed $5 million for any fiscal year.”
4. This Amendment is effective as of the date first set forth above, but shall be subject to shareholder approval at the 2006 annual meeting. Except as amended hereunder, all other terms and conditions of the Plan shall remain in full force and effect.

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